SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 14, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On September 14, 2004, Hudson United Bancorp (the “Company”) adopted amendments to its Supplemental Employees’ Retirement Plan (the “SERP”). The SERP, which is available to certain executive officers of the Company, was amended to add two new forms of distribution. The first is a single life annuity for the life of the participant. The second will permit a participant who has elected to receive his or her SERP benefit in a form other than a lump sum to nevertheless have the benefit paid as a lump sum if a Change of Control occurs prior to termination of employment. If a Change of Control does not occur prior to termination of employment, then the SERP benefit will be paid in the other elected form. A copy of the amended SERP is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

10.1	Hudson United Bancorp Supplemental Employees’ Retirement Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2004	HUDSON UNITED BANCORP By: D. LYNN VAN BORKULO-NUZZO ———————————————————— Name: D. Lynn Van Borkulo-Nuzzo Title: Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Title

10.1	Hudson Untied Bancorp Supplemental Employees’ Retirement Plan, as amended